Board Approval of Investment Advisory Agreements
AQR International Equity Fund
The Board of Trustees the Board, and the members
 of which are referred to as Board Members of the AQR Funds the Trust met in person on November 25, 2008 to consider the approval of the investment advisory agreement the Advisory Agreement between the Trust, on behalf of the AQR International Equity Fund the Fund, and AQR Capital Management, LLC AQR or the Adviser.
 In accordance with Section 15c of the Investment
Company Act of 1940, as amended the 1940 Act, the Board requested, reviewed, and considered materials furnished by AQR relevant to the Boards consideration of whether to approve the Advisory Agreement. These materials included a memoranda and materials prepared by AQR, describing personnel and services to be provided
 to the Fund; b private fund and composite performance summaries for strategies relevant to consideration of the
 Advisory Agreement; c information independently compiled and prepared by Lipper, Inc. Lipper relating to the proposed
Fund fees and expenses; d a discussion of AQRs financial statements and financial condition; and e a discussion of the AQR compliance program and its regulatory exam history.
At the in-person meeting held on November 25, 2008, the Board, including the Board Members who are not interested persons as defined in the 1940 Act the Independent Board
Members, unanimously approved the Advisory Agreement for an initial two-year term. The Board considered all factors it believed relevant with respect to the Fund, including, among other factors: a the nature, extent and quality of the services to be provided by AQR; b the investment performance of AQR portfolio management; c the advisory fee and the cost of the services and profits to be realized by AQR from the relationship with the Fund; d economies of scale; and e other factors.
The Board also considered other matters it deemed important to the approval process, such as services related to the valuation and pricing of Fund portfolio holdings, direct and indirect benefits to AQR and its affiliates from their relationship with the Fund and advice from independent legal counsel with respect to the review process and materials submitted for the Boards review. The Board did not identify any particular information as controlling, and each Board Member may have attributed different weights to the various items considered.
The following is a summary of the Boards discussion and views regarding the factors it considered in evaluating the Advisory Agreement:
The nature, extent and quality of the services to be provided by AQR. The Board Members reviewed the services that AQR would provide to the Fund under the Advisory Agreement.
The Board considered the size and experience of AQRs staff,
 its use of technology, and the Funds investment objective, strategy and process. The Board reviewed the overall qualifications of AQR as an investment adviser. In connection with the investment advisory services to be provided to the Fund, the Board Members took into account detailed discussions they had with officers of AQR regarding the management of the Funds investments in accordance with the Funds stated investment objective and policies and the types of transactions that would be entered into on behalf of the Fund. During these discussions, the Board Members asked detailed questions of, and received answers from, the officers of AQR regarding the formulation and proposed implementation of the Funds investment strategy, its efficacy and potential risks. The Board considered
 AQRs experience managing private funds with objectives and strategies, similar to the Fund and AQRs experience managing private funds generally. The Board also considered AQRs ownership structure and senior management.

In addition to the investment advisory services to be
 provided to the Fund, the Board Members considered that AQR also will provide administrative services, oversight of Fund accounting, marketing services, assistance in meeting legal and regulatory requirements and other services necessary for the operation of the Fund. In particular, the Board reviewed the compliance and administrative services to be provided to the Fund by AQR. The Board also reviewed a wide range of services provided to the Funds shareholders under a Shareholder
 Services Agreement with AQR. These services include access to performance information reporting, analysis and explanations of Fund reports, and electronic access to Fund information.

The Board also met with senior principals of AQR, including Clifford Asness, Managing and Founding
 Principal of AQR, and John Liew, Founding Principal of AQR and one of the Funds Trustees. The Board also met with the Funds portfolio management team.
The Board considered information about how portfolio managers are compensated by AQR. The Board was advised that the firm employs a team-based approach in which all employees are compensated based on the firms overall performance.

Finally, the Independent Board Members had an opportunity to meet outside the presence of management in executive session separately with counsel to discuss and consider the Advisory Agreement. Based on the presentations at the November 25, 2008 Board meeting, the Board of Trustees concluded that the services to be provided to the Fund by AQR pursuant to the Advisory Agreement were likely to be of a high quality and would benefit the Fund.
Investment Performance of AQR Portfolio Management.
Because the Fund is newly formed, the Board did not consider the investment performance of the Fund.
The Board based its review of AQRs performance primarily on the experience of AQR in managing private funds, noting that other funds AQR manages might have investment objectives, policies or restrictions different from those of the Fund. The Board did discuss the prior performance of the AQR International Equity Fund, L.P., a private fund managed by AQR, which was reorganized with and into the
 Fund. The Board also considered the experience, resources and strengths of AQR and its affiliates with respect to the investment strategies proposed for the Fund. Based on these factors, the Board Members determined that AQR would be an appropriate investment adviser for the Fund.
The Advisory Fee and the Cost of the Services and Profits to be Realized by AQR from the Relationship with the Fund. The Board, including the Independent
Board Members, received and reviewed information regarding the advisory fee to be paid by the Fund to AQR pursuant to the Advisory Agreement. The Board examined this information in order to determine the reasonableness of the fees in light of the nature and quality of services to be provided to the Fund.
To assist in this analysis, the Board received a report independently prepared by Lipper. The report showed comparative fee information for the Funds expense group and expense universe, including expense comparisons of contractual management fees and actual total operating expenses. The Board was advised that the advisory fees will be at or below the median of comparable funds. Management provided data about the investment management fees for AQR-managed private funds, including the
AQR International Equity Fund, L.P. and the investment advisory fees for AQRs separately managed accounts.
The Board did not receive any information regarding the profitability of AQR with respect to the Funds activities, as the Fund had not yet commenced operations. In the future, AQR will provide to the Board an annual estimate of its profitability with respect to Fund-related activities. The Board recognized that since AQR manages other accounts in addition to the Fund, estimates will invariably involve cost allocations based on judgment.
The Board also reviewed AQRs unaudited financial statements.
 The purpose of the review was to help the Independent
 Board Members determine whether the firm has the necessary resources to provide high quality services to the Fund and attract and retain high quality employees.
The Board concluded that the advisory fee is reasonable. Economies of Scale. Because the Fund is newly formed and had not commenced operations as of November 25, 2008, and the eventual aggregate amount of Fund assets was uncertain, AQR was not able to provide the Board Members
 with specific information concerning the extent to which economies of scale would be realized as the Fund grows and whether fee levels would reflect such economies of scale, if any. The Board noted that the Fund does not have breakpoints in its advisory fee that would allow investors to benefit directly in the form of lower fees as fund assets grow.
 However, AQR presented information to show that the fees were already set at a level that is competitive relative to funds of a larger scale. The Board Members also discussed the renewal requirements for investment advisory agreements, and determined that they would revisit this issue of breakpoints in the future.

Other Factors. The Board also received information regarding
AQRs brokerage and soft dollar practices. The Board considered that AQR will be responsible for decisions to buy and sell securities for the Fund, selection of broker-dealers and best execution, and aggregation and allocation of trade orders among the firms various advisory clients. The Board noted that AQR does not presently intend to make use of soft dollars to acquire third-party research.
Conclusion. Counsel advised the Board concerning the statutory and regulatory requirements for approval and disclosure of investment advisory agreements. No single factor was determinative to the decision of the Board. Based on the foregoing and such other matters as were deemed relevant, all of the Board Members, including all of the Independent
Board Members, concluded that the proposed advisory fee rate and projected total expense ratio are reasonable in relation to the services to be provided by AQR to the Fund, as well as the costs to be incurred and benefits to be gained by AQR in providing such services, including the investment advisory and administrative components. The Board also found the proposed investment advisory fee to be reasonable in comparison to the fees charged by advisers to other comparable funds of similar, actual or anticipated size. As a result, all of the Board Members, including the Independent Board Members, approved the Advisory Agreement. The Independent Board Members
 were represented by counsel who assisted them in their deliberations.


 AQR Momentum Fund, AQR Small Cap Momentum Fund and
AQR International Momentum Fund
The Board met in person on March 10, 2009 to consider the
 approval of the Advisory Agreement between the Trust, on behalf of each the AQR Momentum Fund, the AQR Small Cap Momentum Fund and the AQR International
Momentum Fund each, a Fund and collectively, the Funds,
 and AQR. In accordance with Section 15c of the 1940 Act, the Board requested, reviewed, and considered materials furnished by AQR relevant to the Boards consideration of whether to approve the Advisory Agreement for each Fund.
 These materials included a memoranda and materials prepared by AQR, describing personnel and services to be provided to each Fund; b information independently
 compiled and prepared by Lipper relating to the proposed
Fund fees and expenses; c a discussion of AQRs financial statements and financial condition; and d a discussion of the AQR compliance program and its regulatory exam history.
At the in-person meeting held on March 10, 2009, the Board, including the Independent Board Members, unanimously approved the Advisory Agreement for an initial two-year term for each Fund. The Board considered all factors it believed relevant with respect to each Fund, including, among other factors: a the nature, extent and quality of the services to be provided by AQR;
b the investment performance of AQR portfolio management;
c the advisory fee and the cost of the services and profits to be realized by AQR from the relationship with each Fund;
 d economies of scale; and e other factors.
The Board also considered other matters it deemed important
 to the approval process, such as services related to the valuation and pricing of Fund portfolio holdings, direct and indirect benefits to AQR and its affiliates from their relationship with the Funds and advice from independent legal counsel with respect to the review process and materials submitted for the Boards review. The Board did not identify any particular information as controlling, and each Board Member may have attributed different weights to the various items considered.
The following is a summary of the Boards discussion and views regarding the factors it considered in evaluating the Advisory Agreement for each Fund:
The nature, extent and quality of the services to be
 provided by AQR. The Board Members reviewed the services that AQR would provide to each Fund under the Advisory Agreement. The Board considered the size and experience of AQRs staff, its use of technology, and each Funds investment objective, strategy and process. The Board reviewed the overall qualifications of AQR as an investment adviser. In connection with the investment advisory services to be provided to each Fund, the Board Members took into account detailed discussions they had with officers of AQR regarding the management of each Funds investments in accordance with the Funds stated investment objective and policies and the types of transactions that would be entered into on behalf of the Fund. During these discussions, the Board Members asked detailed questions of, and received answers from, the officers of AQR regarding the formulation and proposed implementation of each Funds investment strategy, its efficacy and potential risks. The Board considered AQRs experience managing private funds generally.

In addition to the investment advisory services to be provided to each Fund, the Board Members considered that AQR also will provide administrative services, oversight of Fund accounting, marketing services, assistance in meeting legal and regulatory requirements and other services necessary for the operation of each Fund. In particular, the Board reviewed the compliance and administrative services to be provided to each
Fund by AQR. The Board also reviewed a wide range of services provided to each Funds shareholders under a Shareholder Services Agreement with AQR.
 These services include access to performance information reporting, analysis and explanations of Fund reports, and electronic access to Fund information.

The Board met with senior principals of AQR. The Board also met with each Funds portfolio management team.
The Board considered information about how portfolio managers are compensated by AQR. The Board was advised that the firm employs a team-based approach in which all employees are compensated based on the firms overall performance.

Finally, the Independent Board Members had an opportunity to meet outside the presence of management in executive session separately with counsel to discuss and consider the Advisory Agreement. Based on the presentations at the March 10, 2009 Board meeting, the Board of Trustees concluded that the services to be provided to each Fund by AQR pursuant to the Advisory
Agreement were likely to be of a high quality and would benefit the Fund.
Investment Performance of AQR Portfolio Management.
Because the Funds are newly formed, the Board did not consider the investment performance of the Funds. The
Board based its review of AQRs performance primarily on the experience of AQR in managing private funds, noting that other funds AQR manages might have investment objectives, policies or restrictions different from those of the Funds. The Board did consider that while the Funds comprised a new product offering of the Adviser, the Adviser has used momentum as one of the investment criteria for a number of the Advisers other products, but always in combination with other investment criteria. The Board also considered the experience, resources and strengths of AQR and its affiliates with respect to the investment strategies proposed for each Fund. Based on these factors, the Board
Members determined that AQR would be an appropriate
 investment adviser for each Fund.
The Advisory Fee and the Cost of the Services and Profits to be Realized by AQR from the Relationship with each Fund.
 The Board, including the Independent Board Members, received and reviewed information regarding the advisory fee to be paid by each Fund to AQR pursuant to the Advisory
Agreement. The Board examined this information in order to determine the reasonableness of the fees in light of the nature and quality of services to be provided to each Fund.
To assist in this analysis, the Board received a report
 independently prepared by Lipper. The report showed comparative fee information for each Funds expense group and expense universe, including expense comparisons of contractual management fees and actual total operating expenses. The Board was advised that the advisory fees will be at or below the median of comparable funds.
The Board did not receive any information regarding the profitability of AQR with respect to the Funds activities, as the Funds had not yet commenced operations.
In the future, AQR will provide to the Board an annual estimate of its profitability with respect to Fund-related activities. The Board recognized that since AQR manages other accounts in addition to each Fund, estimates will invariably involve cost allocations based on judgment.
The Board also reviewed AQRs unaudited financial statements. The purpose of the review was to help the Independent Board Members determine whether the firm has the necessary resources to provide high quality services to each Fund and attract and retain high quality employees.
The Board concluded that the advisory fee is reasonable.
Economies of Scale. Because the Funds are newly formed and had not commenced operations as of March 10, 2009, and the eventual aggregate amount of Fund assets was uncertain, AQR was not able to provide the Board Members with specific information concerning the extent to which economies of scale would be realized as the Funds grow and whether fee levels would reflect such economies of scale, if any. However, AQR presented information to show that the fees were already set at a level that is competitive relative to funds of a larger scale.

Other Factors. The Board also received information regarding AQRs brokerage and soft dollar practices.
The Board considered that AQR will be responsible
 for decisions to buy and sell securities for the Funds, selection of broker-dealers and best execution, and aggregation and allocation of trade orders among the firms various advisory clients. The Board noted that AQR does not presently intend to make use of soft dollars to acquire third-party research.
Conclusion.  Counsel advised the Board concerning
 the statutory and regulatory requirements for approval and disclosure of investment advisory agreements. No single factor was determinative to the decision of the Board. Based on the foregoing and such other matters as were deemed relevant, all of the Board Members, including all of the
Independent Board Members, concluded that the
 proposed advisory fee rate and projected total expense ratio are reasonable in relation to the services to be provided by AQR to each Fund, as well as the costs to be incurred and benefits to be gained by AQR in providing such services, including the investment advisory and administrative components. The Board also found the proposed investment advisory fee to be reasonable in comparison to the fees charged by advisers to other comparable funds of similar, actual or anticipated size. As a result, all of the Board Members, including the Independent
Board Members, approved the Advisory Agreement.
The Independent Board Members were represented by counsel who assisted them in their deliberations.